CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Community Financial Corporation
Staunton, VA

We hereby consent to the incorporation in the Registration Statements on Forms S-8 (Reference Nos. 33-36124 and 33-73844) of our report dated April 22, 2001, relating to the consolidated financial statements of Community Financial Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2001.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Richmond, Virginia
June 29, 2001